Filed Pursuant to Rule 424(b)(5) Registration No. 333-256476

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated July 22, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 2, 2021)

            Shares of Common Stock
Underwriter Warrants to Purchase up to          Shares of Common Stock

We are offering        shares of our common stock pursuant to this prospectus supplement and accompanying prospectus. Each share of common stock is being sold at a price per share equal to $         . In addition, in connection with the offering, we are issuing common stock purchase warrants to the underwriters. These warrants and the shares of common stock issuable upon exercise of the warrants will also be registered pursuant to the registration statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AZRX.” The last reported sale price of our common stock on July 21, 2021, was $0.7398 per share.

The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission.

This investment involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)
In addition, we have agreed to reimburse the representative of the underwriters for certain offering-related expenses and to issue to the representative of the underwriters (or its designees) warrants, or Underwriter Warrants, to purchase a number of shares of common stock equal to 7% of the shares of common stock sold in this offering. This prospectus supplement and the accompanying prospectus also covers the Underwriter Warrants and the shares of our common stock issuable upon exercise of the Underwriter Warrants. We will pay the representative a reimbursement for non-accountable expenses equal to $35,000, a reimbursement for legal fees and expenses of the underwriters in the amount of $125,000 and $15,950 for clearing fees. For additional information about the compensation paid to the underwriters, see “Underwriting.”

We have granted the underwriters a 30-day option to purchase up to an additional          shares of our common stock from us at the public offering price per share, less underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $          , and the total proceeds to us, before expenses, will be $          .

The underwriters expect to deliver the shares of common stock on or about          , 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July          , 2021.

Prospectus Supplement

Prospectus

-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, “AzurRx,” “we,” “us,” “our” or “ours” refer to AzurRx BioPharma, Inc., a Delaware corporation, collectively with our direct wholly-owned subsidiary AzurRx SAS, a company organized under the laws of France.

All trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying the shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters (or any of our or its respective affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the underwriters are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement and under similar captions in the documents incorporated by reference into this prospectus supplement. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “AzurRx”, “Company”, “we”, “us”, “our” or similar references mean AzurRx BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx BioPharma” refer to AzurRx BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, AzurRx BioPharma’s wholly-owned subsidiary through which we conduct our European operations.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. in the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. We are focused on developing our pipeline of gut-restricted GI clinical drug candidates, including MS1819 and niclosamide.

Our lead drug candidate is MS1819, a recombinant lipase for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”), currently in two Phase 2 CF clinical trials. In March 2021, we announced topline results from our Phase 2b OPTION 2 monotherapy trial, and in May 2021, we announced positive interim results from the first 18 patients in our Phase 2 Combination trial in Europe.

In 2021, we intend to launch two new clinical programs using proprietary formulations of niclosamide, a small molecule with anti-helminthic, anti-viral and anti-inflammatory properties; FW-1022, for Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID-19”) gastrointestinal infections, and FW-420, for Grade 1 and Grade 2 Immune Checkpoint Inhibitor-Associated Colitis (“ICI-AC”) and diarrhea in advanced stage oncology patients. We initiated our Phase 2 RESERVOIR clinical trial using a proprietary oral immediate-release tablet formulation of micronized niclosamide (FW-1022) for the treatment of COVID-19 related GI infections in April 2021, and we are preparing to initiate our Phase 1b/2a PASSPORT ICI-AC trial using both an oral immediate-release tablet and a topical rectal enema foam formulations of niclosamide (FW-420) in the second half of 2021.

Recent Developments

Continued Nasdaq Listing

On June 15, 2021, we received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice has no immediate effect on the continued listing status of our common stock on the Nasdaq Capital Market, and, therefore, our listing remains fully effective.

We are provided a compliance period of 180 calendar days from the date of the Notice, or until December 13, 2021, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before December 13, 2021, the closing bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G), Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we do not regain compliance during the compliance period ending December 13, 2021, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we (i) meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq Capital Market, other than the minimum closing bid price requirement and (ii) notify Nasdaq of our intent to cure the deficiency.

We will continue to monitor the closing bid price of our common stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with the minimum bid price requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware.  In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. Our principal executive offices are located at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431. Our telephone number is (561) 589-7020. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus supplement.

The Offering

Shares of common stock offered by us	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Underwriters’ option to purchase additional shares of common stock	We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional shares of common stock.

Underwriter Warrants offered by us
Pursuant to this prospectus supplement and the accompanying prospectus, we will issue the underwriters or their designees warrants to purchase up to shares of common stock (or if the underwriters exercise their option to purchase additional shares of common stock in full, up to shares of common stock) as part of the compensation payable to the underwriters in connection with this offering (the “Underwriter Warrants”). See “Underwriting.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Underwriter Warrants. We do not intend to apply for listing of the Underwriter Warrants on the Nasdaq Capital Market or on any national securities or other national recognized trading system.

Shares of common stock outstanding before this offering	82,807,351 shares of common stock.

Shares of common stock to be outstanding after this offering	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds
We intend to use the net proceeds from this offering for milestone payments due under our license agreements and for other general corporate purposes, which may include product manufacturing, clinical development, acquisitions or investments in complementary businesses, products or technologies, and/or increases in working capital.

See “Use of Proceeds” on page S-10 of this prospectus.

Nasdaq symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “AZRX”.

Risk Factors
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

The above discussion is based on 82,807,351 shares of our common stock outstanding as of July 19, 2021 and excludes up to:

●
2,720,500 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.34 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

●
387,000 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan;

●
1,674,691 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $0.88 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

●
8,325,309 shares of common stock available for future issuance under our 2020 Plan;

●
54,506,620 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $1.02 per share;

●
7,092,218 shares of common stock issuable upon conversion of 676.05 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), including in respect of accrued and unpaid dividends of approximately $255,000 through July 19, 2021;

●
189,118 shares of common stock issuable upon conversion of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and 7,281,336 shares of common stock issuable upon exercise of warrants that may be issued pursuant to an exchange right, if the holders of Series B Preferred Stock elect to exchange into our registered direct and private placement offering from January 2021, in excess of amounts currently underlying Series B Preferred Stock;

●
          shares of common stock that may be issued pursuant to an exchange right, if the holders of Series B Preferred Stock elect to exchange into this offering, in excess of amounts currently underlying Series B Preferred Stock; and

●
up to         shares of common stock (or if the underwriters exercise their option to purchase additional shares of common stock in full, up to        shares of common stock) issuable upon exercise of warrants with an exercise price of $       to be issued to the representative of the underwriters or its designees in connection with this offering.

Except as otherwise indicated, the information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock, (ii) no exercise of the Underwriter Warrants and (iii) no exercise of options or exercise of warrants and no conversion of any shares of preferred stock described above.

 RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to this Offering and our Common Stock

Investors in this offering will suffer immediate and substantial dilution as a result of this offering.

Because the offering price of the common stock in this offering is higher than the as adjusted net tangible book value per share of common stock after giving effect to this offering, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. For a further description of the dilution that investors in this offering will experience, see “Dilution.” Investors in this offering will also be subject to increased dilution upon the exercise of outstanding stock options and warrants (including the Underwriter Warrants when issued).

 If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the offering price per share of common stock in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the offering price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering (on a fully-converted basis). Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds received by us from this offering for milestone payments due under our license agreements and for other general corporate purposes, which may include product manufacturing, clinical development, acquisitions or investments in complementary businesses, products or technologies, and/or increases in working capital. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The market price of our common stock may be volatile which could subject us to securities class action litigation and prevent you from being able to sell your shares at or above the offering price.

You may be unable to sell your shares of common stock at or above the offering price. The market price for our common stock has been and may continue to be volatile and subject to wide fluctuations in response to factors including the following:

●
sales or potential sales of substantial amounts of our common stock;

●
delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of these trials;

●
announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;

●
developments concerning our licensors or product manufacturers;

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litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

●
conditions in the pharmaceutical or biotechnology industries;

●
governmental regulation and legislation;

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variations in our anticipated or actual operating results;

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change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations; foreign currency values and fluctuations; and

●
overall economic conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We will need substantial additional funding and certain terms included in our financing transactions may prohibit us from raising capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. During the years ended December 31, 2020 and 2019, we incurred research and development expense of approximately $19.1 million and $8.7 million, respectively. We expect to continue to spend substantial amounts on product development, including conducting clinical trials for MS1819 and niclosamide and purchasing clinical trial materials from our suppliers. We will require substantial additional funds to support our continued research and development activities, as well as the anticipated costs of preclinical studies and clinical trials, regulatory approvals and potential commercialization. We could spend our available financial resources much faster than we currently expect.

Until such time, if ever, as we can generate a sufficient amount of product revenue and achieve profitability, we expect to seek to finance future cash needs through equity and/or debt financings or corporate collaboration and licensing arrangements. We currently have no other commitments or agreements relating to any of these types of transactions and we cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital, we will have to delay, curtail or eliminate one or more of our research and development programs. If we are able to raise additional capital, our stockholders may experience additional dilution, and as a result, our stock price may decline.

Shareholders will experience dilution by exercises of outstanding warrants and options.

As of July 19, 2021, there were 54,506,620 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.02 per share, and options to purchase an aggregate of up to 4,395,191 shares of our common stock, with a weighted average exercise price of $1.17 per share.

The exercise of such warrants and options will result in dilution of your investment. As a result of this dilution, you may receive significantly less than the full purchase price you paid for our securities in the event of liquidation.

As a result of the “most favored nation” in the Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock (the “Series B Certificate of Designations”), we may be required to issue additional securities to the investors who purchased shares of our Series B Preferred Stock and related warrants to purchase shares of our common stock in a private placement in July 2020.

On July 16, 2020, we consummated a private placement offering (the “Series B Private Placement”) in which we issued an aggregate of approximately 2,912.58 shares of Series B Preferred Stock, at a price of $7,700.00 per share, initially convertible into an aggregate of 29,125,756 shares of our common stock at $0.77 per share, together with warrants to purchase an aggregate of 14,562,826 shares of our common stock at an exercise price of $0.85 per share. The Series B Preferred Stock carries a cumulative dividend at a rate of 9.0% per annum, payable at our option either in cash or in kind in additional shares of Series B Preferred Stock.

Under the Series B Certificate of Designations, in the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right to exchange the stated value, plus accrued and unpaid dividends, of the Series B Preferred Stock for any securities issued in the Subsequent Financing, in lieu of any cash subscription payments therefor (the “Exchange Right”). As a result of our registered direct offering and private placement consummated in January 2021, as of July 19, 2021, we may be required to issue in the aggregate up to 7,281.336 additional shares of Series C Preferred Stock that are currently convertible up to 7,281,336 underlying shares of common stock, together with warrants to purchase up to an additional 7,281,336 shares of our common stock, to any holders of Series B Preferred Stock who elect to exercise their Exchange Right in connection with that offering. We anticipate that we would convert any shares of Series C Preferred Stock to be issued pursuant to the Exchange Right into underlying shares of common stock immediately upon issuance. Alternatively, as a result of the offering of common stock to which this prospectus relates, we may be required to issue up to additional shares of our common stock to any holders of Series B Preferred Stock who elect to exercise their Exchange Right in connection with this offering.

To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices and other terms that may be more favorable to investors than the terms of the January 2021 offering that were previously approved by our stockholders. As a result, holders of Series B Preferred Stock may become entitled to exercise their Exchange Right in connection with that future offering. This may result in certain dilution to our stockholders and could afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value. The existence of the Exchange Right may make it more difficult for us to consummate future offerings of our securities at a time and a price that we deem appropriate and may trigger the obligation for the Company to obtain stockholder approval in connection with our future offerings under certain Nasdaq Listing Rules and related guidance.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our common stock.

On June 15, 2021, we were notified by Nasdaq that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification provided that we had 180 calendar days, or until December 13, 2021, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. If we do not regain compliance by December 13, 2021, an additional 180 days may be granted to regain compliance, so long as we meet the Nasdaq Capital Market continued listing requirements (except for the bid price requirement) and notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, then Nasdaq will notify us of its determination to delist our common stock, at which point we will have an opportunity to appeal the delisting determination to a hearings panel.

No assurance can be given that we will continue to meet applicable Nasdaq continued listing standards. Failure to meet applicable Nasdaq continued listing standards could result in a delisting of our common stock, which could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the inability to advance our drug development programs, potential loss of confidence by investors and employees, and fewer business development opportunities.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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our ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market;

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statements regarding the impact of the COVID-19 pandemic and its effects on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party vendors, contract research organizations (“CROs”), contract development and manufacturing organizations (“CDMOs”), other service providers, and collaborators with whom we conduct business;

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availability of capital to satisfy our working capital requirements;

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our current and future capital requirements and our ability to raise additional funds to satisfy our capital needs;

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the accuracy of our estimates regarding expense, future revenue and capital requirements;

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ability to continue operating as a going concern;

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our plans to develop and commercialize our drug candidates, including MS1819 and niclosamide;

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our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

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regulatory developments in the U.S. and foreign countries;

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the performance of our third-party vendor(s), CROs, CDMOs and other third-party non-clinical and clinical development collaborators and regulatory service providers;

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our ability to obtain and maintain intellectual property protection for our core assets;

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the size of the potential markets for our product candidates and our ability to serve those markets;

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the rate and degree of market acceptance of our product candidates for any indication once approved;

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the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

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the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators;

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other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein; and

●
our use of proceeds from this offering.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as well as any amendments thereto, filed with the SEC. Additional factors are discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

You should read this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

 USE OF PROCEEDS

The gross proceeds to us in this offering will be approximately $      . We estimate that the net proceeds to us from this offering, after the underwriting discount and paying estimated offering expenses payable by us, will be approximately $       , or approximately $       if the underwriters exercise in full their option to purchase additional shares, in either case assuming no exercise of the Underwriter Warrants.

We intend to use the net proceeds from this offering for milestone payments due under our license agreements and for other general corporate purposes, which may include product manufacturing, clinical development, acquisitions or investments in complementary businesses, products or technologies, and/or increases in working capital.  This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

 DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Net historical tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of March 31, 2021. Our historical net tangible book value as of March 31, 2021 was approximately $9.7 million, or $0.13 per share of common stock.

As adjusted net tangible book value is our net tangible book value, plus the effect of the sale of the shares of common stock at a purchase price of $      , and after deducting underwriting fees and estimated expenses payable by us. Our as adjusted net book value as of March 31, 2021 would have been approximately $      , or $      per share. This amount represents an immediate increase in as adjusted net tangible book value of $       per share to our existing stockholders, and an immediate dilution of $      per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the effective offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Historical net tangible book value per share as of March 31, 2021 (1)	$0.13
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering (1)		$
Dilution of as adjusted net tangible book value per share to new investor		$

(1)
Does not account for any net loss since March 31, 2021 or after March 31, 2021: (i) the issuance of an aggregate of 1,695,921 shares of common stock under the At The Market Offering Agreement, dated May 26, 2021, for gross proceeds of approximately $1.4 million, nor the receipt of net cash of approximately $1.3 million from such transactions, (ii) the issuance of an aggregate of 5,639,153 shares of common stock (and warrants to purchase an aggregate of up to 5,639,153 shares of common stock) in connection with the exchanges required pursuant to the rights set forth in the Series B Certificate of Designations, (iii) the issuance of an aggregate of 328,375 shares of common stock in connection the exercise of warrants for gross proceeds of approximately $264,000, nor the receipt of net cash of approximately $264,000 from such transactions, or (iv) the issuance of an aggregate of 217,000 shares of common stock issued to consultants for investor relations and other services provided.

If the underwriters exercise their option to purchase additional shares in full, the as-adjusted net tangible book value per share after this offering would be $       per share, and the dilution in net tangible book value per share to new investors purchasing common shares in this offering would be $       per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table are based on 74,926,902 shares of common stock outstanding on March 31, 2021 and excludes up to:

●
3,924,770 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.20 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

●
387,000 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan;

●
353,685 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.00 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

●
9,646,315 shares of common stock available for future issuance under our 2020 Plan;

●
49,392,676 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $1.04 per share;

●
12,360,554 shares of common stock issuable upon conversion of 1,209.52 shares of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $205,000;

●
329,650 shares of common stock that would have been issuable upon conversion of Series C Preferred Stock and 12,690,204 shares of common stock issuable upon exercise of warrants that would have been issuable pursuant to an exchange right if the holders of Series B Preferred Stock elected to exchange into our registered direct and private placement offering from January 2021 as of March 31, 2021;

●
        shares of common stock that may be issued pursuant to an exchange right, if the holders of Series B Preferred Stock elect to exchange into this offering, in excess of amounts currently underlying Series B Preferred Stock; and

●
up to        shares of common stock (or if the underwriters exercise their option to purchase additional shares of common stock in full, up to        shares of common stock) issuable upon exercise of warrants with an exercise price of $        to be issued to the representative of the underwriters or its designees in connection with this offering.

Except as otherwise indicated, the information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock, (ii) no exercise of the Underwriter Warrants and (iii) no exercise of options or exercise of warrants and no conversion of any shares of preferred stock described above.

To the extent that options or warrants are exercised, new options are issued under our equity incentive plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. As of July 19, 2021, there were 82,807,351 shares of common stock issued and outstanding. See “Description of Capital Stock” in the accompanying prospectus for more information regarding our shares of common stock.

Underwriter Warrants

We are also registering hereunder the Underwriter Warrants and the shares of common stock issuable upon exercise thereof which we have agreed to grant to H.C. Wainwright & Co., LLC, or its designees, as partial consideration for the underwriting services. The Underwriter Warrants are exercisable for a number of our shares equal to 7.0% of the aggregate number of shares sold to the investors in this offering. The Underwriter Warrants will have an exercise price of $        per share (125% of the public offering price per share), are immediately exercisable and will terminate on five years after the date of commencement of sales in this offering. The Underwriter Warrants are exercisable on a cashless basis if there is not an effective registration statement covering the Underwriter Warrants or resale of the shares of common stock issuable upon exercise of the Underwriter Warrants and they contain customary adjustment for stock splits and the like.

The following summary of certain terms and provisions of the Underwriter Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrants, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See also “Underwriting” on page S-16 of this prospectus for more information regarding the Underwriter Warrants.

Exercise Price

The exercise price and number of shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares and the exercise price.

Exercisability

The Underwriter Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Underwriter Warrant to the extent that the holder would own more than 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the outstanding shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Underwriter Warrants up to 9.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Underwriter Warrants.

Cashless Exercise

If, at the time a holder exercises its Underwriter Warrants, a registration statement registering the issuance of the shares underlying the Underwriter Warrants under the Securities Act or resale of the shares of common stock issuable upon exercise of the Underwriter Warrants is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in the Underwriter Warrants.

Fractional Shares

No underwriter warrant for fractional shares will be issued, rather Underwriter Warrants will be issued only for whole shares. No fractional share will be issued upon the exercise of the Underwriter Warrants. Rather, the number of shares to be issued will be rounded down to the nearest whole number.

Transferability

Subject to applicable laws, an underwriter warrant may be transferred at the option of the holder upon surrender of the underwriter warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Underwriter Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Underwriter Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Underwriter Warrants will be extremely limited. The shares issuable upon exercise of the Underwriter Warrants are currently traded on the Nasdaq Capital Market.

Rights as a Shareholder

Except as otherwise provided in the Underwriter Warrants or by virtue of such holder’s ownership of shares, the holders of the Underwriter Warrants do not have the rights or privileges of holders of our shares, including any voting rights, until they exercise their Underwriter Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Underwriter Warrants and generally including any reorganization, recapitalization or reclassification of our shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares, the holders of the Underwriter Warrants will be entitled to receive upon exercise of the Underwriter Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Underwriter Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Underwriter Warrant, in the event of certain fundamental transactions, the holders of Underwriter Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

SERIES B EXCHANGE RIGHT

Under the Series B Certificate of Designations, each holder of the Series B Preferred Stock has the right to exchange the stated value, plus accrued and unpaid dividends, of the Series B Preferred Stock for shares of common stock on a dollar-for-dollar basis with investors in this offering, in lieu of any cash subscription payments therefor, referred to herein as the Exchange Right. Any shares of our common stock issued pursuant to the Exchange Right are anticipated to be made pursuant to exemptions provided by Section 3(a)(9) under the Securities Act, or another applicable exemption therefrom, and accordingly will be freely transferable without restriction upon issuance pursuant to the exemption provided by Rule 144 under the Securities Act.

UNDERWRITING

 Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC, or the representative, as representative of the underwriters named below, we have agreed to issued and sell, and each underwriter has, severally and not jointly, agreed to purchase, the number of shares of common stock listed opposite its name below, less the underwriting discount, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriters are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC

Pursuant to the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the underwriters’ option to purchase additional shares of common stock described below. The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Discounts, Commissions and Expenses

The underwriters may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriters purchase shares from us and the price at which the underwriters resell such shares may be deemed underwriting compensation. If the underwriters effect such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. Any shares sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $                per share.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option to purchase up to an additional            shares of common stock (up to 15% of the shares of common stock in this offering) at the public offering price, less the underwriting discount. The option is exercisable for 30 days.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Per Share	Total Without Option	Total with Option
Public offering price	$	$
Underwriting discounts and commissions payable by us	$	$
Proceeds, before expenses, to us	$	$

In addition, we have agreed to issue to the representative of the underwriters or its designees warrants, or the Underwriter Warrants, to purchase up to             shares of common stock (or if the underwriters exercise their option to purchase additional shares of common stock in full, up to         shares of common stock) (representing 7% of the aggregate number of shares of common stock sold in this offering), at an exercise price of $         per share (representing 125% of the public offering price for a share of common stock to be sold in this offering). The Underwriter Warrants will be exercisable immediately and for five years from the commencement of the sales of this offering. The issuance of the Underwriter Warrants and the shares issuable upon exercise of the Underwriter Warrants are registered on the registration statement of which this prospectus supplement forms a part.

We have agreed to reimburse the expenses of the underwriters in the non-accountable sum of $35,000 in connection with this offering, reimburse the expenses of the underwriters, including its legal fees, up to $125,000 in connection with this offering, and $15,950 for the clearing expenses of the representative in connection with this offering.

Right of First Refusal

We have granted representative a 6-month right of first refusal to act as our exclusive underwriter or placement agent for certain future capital raising transactions undertaken by us, provided that this offering is consummated.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell, offer to sell, contract to sell, lend, effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a 1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of any shares of our common stock or any options or warrants or other rights to acquire common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of our common stock or common stock equivalents, announce the offering of any shares of our common stock or common stock equivalents, file any registration statement under the Securities Act, or publicly announce the intention to do any of the foregoing, subject to certain exceptions, for a period of 60 days after the date of this prospectus supplement unless we obtain a prior written consent of the representative. This consent may be given at any time without public notice, and the representative may consent in its sole discretion. The exceptions to the restriction include, among other things, the issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued (i) pursuant to any options, share bonus or other share plan or arrangement pursuant to an incentive plan in effect as of the date of this prospectus supplement, (ii) in an amount up to 500,000 shares of common stock or common stock equivalents to consultants or advisors, or to their designees, for bona fide services provided to the Company, provided that such securities are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith for a period of 60 days after the date of this prospectus supplement, (iii) pursuant to a registration statement on Form S-8 in respect of the issuance, vesting, exercise or settlement of equity awards to officers or directors granted or to be granted pursuant to an incentive plan in effect as of the date of this prospectus supplement, (iv) pursuant to the exercise of an option or warrant or upon the conversion of any securities convertible into shares of common stock issued and outstanding on the date of this prospectus supplement and (v) as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors, provided that such securities are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith for a period of 60 days after the date of this prospectus supplement, and provided that any such issuance shall only be to a person providing us business synergies and additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

We have also agreed for a period of one year following the closing date of this offering not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, subject to certain exceptions including: (i) sales under the At The Market Offering Agreement, dated May 26, 2021, by and between us and the representative; (ii) sales under the Purchase Agreement, dated November 13, 2019, by and between us and Lincoln Park Capital Fund, LLC; and (iii) any exchanges as may be required pursuant to the rights set forth in the Series B Certificate of Designations.

In addition, subject to certain limited circumstances, each of our directors and executive officers has entered into a lock-up agreement with the representative. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, assign, transfer, pledge, contract to sell, enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, engage in any short selling of, or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the representative for a period of 60 days from the date of this prospectus supplement. This consent may be given at any time without public notice, and the representative may consent in its sole discretion. Such lock-up restriction does not apply to any shares of common stock acquired in this offering by our directors and executive officers.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the representative for any further services. The representative acted as placement agent for our March 2021 registered direct offering and received cash compensation of approximately $800,000 and warrants to purchase up to 550,099 shares of common stock at an exercise price of $1.5906 per share. The representative also served as our sales agent for an at-the-market offering pursuant to a sales agreement dated May 26, 2021 for which the representative has received compensation of approximately $101,872.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc.

Nasdaq listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “AZRX.”

 LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Haynes and Boone, LLP, New York, New York has acted as counsel for the underwriters in connection with certain legal matters relating to this offering.

 EXPERTS

The audited annual consolidated financial statements of AzurRx BioPharma, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2020 and 2019 audited annual consolidated financial statements of AzurRx BioPharma, Inc., as of and for the years ended December 31, 2020 and 2019, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 31, 2021 for the 2020 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.azurrx.com/investors/regulatory-filings.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

●
our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 24, 2021;

●
our Current Reports on Form 8-K, filed with the SEC on January 4, 2021 (as amended on January 13, 2021), January 5, 2021, January 8, 2021, February 16, 2021, February 25, 2021, March 10, 2021, June 17, 2021, July 2, 2021 and July 9, 2021 (other than any portions thereof deemed furnished and not filed);

●
the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, including any amendment or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Any such request should be addressed to us at: 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, Attention: Chief Financial Officer, or made by phone at (561) 589-7020. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

BASE PROSPECTUS

AzurRx BioPharma, Inc.

$150,000,000

Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) subscription rights and (v) units. The preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $150,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the Nasdaq Capital Market under the symbol “AZRX.” The last reported sale price for our common stock on June 1, 2021 as quoted on the Nasdaq Capital Market was $0.86 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended the (“Securities Act”), and we have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and the documents incorporated by reference into this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2021.

AzurRx BioPharma, Inc. is referred to herein as “AzurRx,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus and any accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market sales agreement prospectus supplement filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 2 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. in the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. We are focused on developing our pipeline of gut-restricted GI clinical drug candidates, including MS1819 and niclosamide.

Our lead drug candidate is MS1819, a recombinant lipase for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”), currently in two Phase 2 CF clinical trials. In March 2021, we announced topline results from our Phase 2b OPTION 2 monotherapy trial, and in May 2021, we announced positive interim results from the first 18 patients in our Phase 2 Combination trial in Europe.

In 2021, we intend to launch two new clinical programs using proprietary formulations of niclosamide, a small molecule with anti-helminthic, anti-viral and anti-inflammatory properties; FW-1022, for Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID-19”) gastrointestinal infections, and FW-420, for Grade 1 and Grade 2 Immune Checkpoint Inhibitor-Associated Colitis (“ICI-AC”) and diarrhea in advanced stage oncology patients. We initiated our Phase 2 RESERVOIR clinical trial using a proprietary oral immediate-release tablet formulation of micronized niclosamide (FW-1022) for the treatment of COVID-19 related GI infections in April 2021, and we are preparing to initiate our Phase 1b/2a PASSPORT ICI-AC trial using both an oral immediate-release tablet and a topical rectal enema foam formulations of niclosamide (FW-420) in the first half of 2021.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware.  In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. Our principal executive offices are located at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in any prospectus supplement, in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may cause our results to materially differ from those expressed or implied by forward-looking statements include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 2 of this prospectus, in any prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or in other reports we file with the SEC.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

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common stock;

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preferred stock;

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subscription rights to purchase shares of common stock or preferred stock;

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warrants to purchase shares of common stock or preferred stock; and

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units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $150,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

General

Our authorized capital stock consists of:

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250,000,000 shares of common stock, par value $0.0001 per share; and

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10,000,000 shares of preferred stock, par value $0.0001.

As of May 21, 2021, there were 250,000,000 shares of common stock, and 10,000,000 shares of preferred stock, of which a series of 5,194.81 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and a series of 75,000 shares of Series C 9.00% Convertible Junior Preferred Stock (the “Series C Preferred Stock”) have been designated.

As of May 21, 2021, there were 78,575,131 shares of common stock issued and outstanding, 893.52 shares of Series B Preferred Stock issued and outstanding and 0 shares of Series C Preferred Stock issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended (the “Charter”), and our bylaws, as amended and restated (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Our Charter and Bylaws, do not provide for cumulative voting rights.

Holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer, 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Tel: (801) 355-5740.

Preferred Stock

We currently have up to 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized and available for issuance in one or more series. Our board of directors is authorized to divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance. As of May 21, 2021, 5,194.81 shares were designated as Series B Preferred Stock, of which 893.52 were issued and outstanding, and 75,000 were designated as Series C Preferred Stock, of which none were issued and outstanding. This leaves 9,919,805.19 shares of preferred stock authorized but undesignated.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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the title and stated value;

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the number of shares offered, the liquidation preference per share and the purchase price;

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the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption, if applicable;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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voting rights, if any, of the preferred stock;

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a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Series B Preferred Stock

Under the Certificate of Designations for the Series B Preferred Stock (the “Series B Certificate of Designations”), each share of Series B Preferred Stock will be convertible, at the holder’s option at any time, into our common stock at a conversion rate equal to the quotient of (i) the $7,700 stated value (the “Series B Stated Value”) divided by (ii) the initial conversion price of $0.77, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series B Certificate of Designations. In addition, if at any time after January 16, 2021, the six month anniversary of the date of the closing of our private placement transaction on July 16, 2020, the closing sale price per share of our common stock exceeds 250% of the initial conversion price, or $1.925, for 20 consecutive trading days, then all of the outstanding shares of Series B Preferred Stock will automatically convert (the “Automatic Conversion”) into such number of shares of our common stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted, plus the amount of any accrued and unpaid dividends thereon, by the Series B Stated Value per share and dividing the result by the then applicable conversion price.

The Series B Preferred Stock contains limitations that prevent the holder thereof from acquiring shares of our common stock upon conversion (including pursuant to the Automatic Conversion) that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%.

Each holder of shares of Series B Preferred Stock, in preference and priority to the holders of all other classes or series of our stock, is entitled to receive dividends, commencing from the date of issuance. Such dividends may be paid by us only when, as and if declared by our board of directors, out of assets legally available therefore, semiannually in arrears on the last day of June and December in each year, commencing December 31, 2020, at the dividend rate of 9.0% per year, which is cumulative and continues to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore. We may pay such dividends at our sole option either in cash or in kind in additional shares of Series B Preferred Stock (rounded down to the nearest whole share), provided we must pay in cash the fair value of any such fractional shares in excess of $100.00. Under the Series B Certificate of Designations, to the extent that applicable law or any of our existing contractual restrictions prohibit any required issuance of additional shares of Series B Preferred Stock as in-kind dividends or otherwise (“Additional Shares”), then appropriate adjustment to the conversion price of the Series B Preferred Stock shall be made so that the resulting number of conversion shares includes the aggregate number of shares of our common stock into which such Additional Shares would otherwise be convertible.

Under the Series B Certificate of Designations, each share of Series B Preferred Stock carries a liquidation preference equal to the Series B Stated Value (as adjusted thereunder) plus accrued and unpaid dividends thereon (the “Series B Liquidation Preference”).

In the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right, subject to certain exceptions set forth in the Series B Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the Series B Liquidation Preference) for any securities or units issued in a Subsequent Financing on dollar-for-dollar basis. As a result, we may currently be required to issue additional shares of Series C Preferred Stock to any holders of Series B Preferred Stock who elect to exercise this right. Any shares of Series C Preferred Stock to be issued pursuant to this right would, upon issuance, be immediately converted into underlying shares of our common stock.

The holders of the Series B Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions by us. We may not take the following actions without the prior consent of the holders of at least a majority of the Series B Preferred Stock then outstanding: (a) authorize, create, designate, establish, issue or sell an increased number of shares of Series B Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or upon liquidation; (b) reclassify any shares of common stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series B Preferred Stock; (c) amend, alter or repeal our Charter or Bylaws and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; (d) issue any indebtedness or debt security, other than trade accounts payable, insurance premium financings and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase, or otherwise alter in any material respect the terms of any such indebtedness existing as of the date of first issuance of shares of Series B Preferred Stock; (e) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any of our capital stock; (f) declare bankruptcy, dissolve, liquidate, or wind up our affairs; (g) effect, or enter into any agreement to effect, a Change of Control (as defined in the Series B Certificate of Designations); or (h) materially modify or change the nature of our business.

Series C Preferred Stock

Under the Certificate of Designations for the Series C Preferred Stock (the “Series C Certificate of Designations”), each share of Series C Preferred Stock will be convertible, at either the holder’s option or at our option at any time, into common stock at a conversion rate equal to the quotient of (i) the Series C Stated Value of $750 plus all accrued and accumulated and unpaid dividends on such share of Series C Preferred Stock divided by (ii) the initial conversion price of $0.75, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series C Certificate of Designations.

The Series C Preferred Stock contains limitations that prevent the holders thereof from acquiring shares of our common stock upon conversion that would result in the number of shares beneficially owned by any such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion. As a result, the Series C Certificate of Designations provides for the issuance of pre-funded warrants to purchase shares of our common stock, with an exercise price of $0.001 per share and with no expiration date, if necessary to comply with this limitation.

Each holder of shares of Series C Preferred Stock, subject to the preference and priority to the holders of our Series B Preferred Stock, is entitled to receive dividends, commencing from the date of issuance of the Series C Preferred Stock. Such dividends may be paid only when, as and if declared by our board of directors, out of assets legally available therefore, quarterly in arrears on the last day of March, June, September and December in each year, commencing on the date of issuance, at the dividend rate of 9.0% per year. Such dividends are cumulative and continue to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore.

Under the Series C Certificate of Designations, each share of Series C Preferred Stock carries a liquidation preference equal to the Series C Stated Value plus accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon.

The holders of the Series C Preferred Stock have no voting rights. We may not take the following actions without the prior consent of the holders of at least a majority of the Series C Preferred Stock then outstanding: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Series C Certificate of Designations) senior to, or otherwise pari passu with, the Series C Preferred Stock, (c) amend our Charter or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Delaware Law and of Our Charter and Bylaws

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

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the owner of 15% or more of the outstanding voting stock of the corporation;

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an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

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the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Stockholder Action by Written Consent

Our Bylaws provide that our stockholders may take action by written consent or electronic transmission, setting forth the action so taken, signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting for such purpose.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Charter. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

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the procedures and conditions relating to the exercise of the warrants;

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the number of shares of our common or preferred stock, if any, issued with the warrants;

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the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

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the offering price of the warrants, if any;

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the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

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the date on which the right to exercise the warrants will begin and the date on which the right will expire;

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a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

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anti-dilution provisions of the warrants, if any;

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call provisions of the warrants, if any; and

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any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

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the price, if any, for the subscription rights;

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the exercise price payable for our common stock upon the exercise of the subscription rights;

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the number of subscription rights to be issued to each stockholder;

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the number and terms of our common stock which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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United States federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

To the extent applicable, each warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

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to or through underwriting syndicates represented by managing underwriters;

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through one or more underwriters without a syndicate for them to offer and sell to the public;

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through dealers or agents; and

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to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

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on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

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to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered securities and the proceeds to us from such sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

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any securities exchange on which such offered securities may be listed; and

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any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

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at fixed prices, which may be changed;

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at market prices prevailing at the time of the sale;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

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whether that offering is being made to underwriters, through agents or directly to the public;

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the rules and procedures for any auction or bidding process, if used;

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the securities’ purchase price or initial public offering price; and

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the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act , so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

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the name of any participating broker, dealer, agent or underwriter;

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the number and type of securities involved;

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the price at which such securities were sold;

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any securities exchanges on which such securities may be listed;

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the commissions paid, or discounts or concessions allowed, to any such broker, dealer, agent or underwriter, where applicable; and

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other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

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is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

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has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

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should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited annual consolidated financial statements of AzurRx BioPharma, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2020 and 2019 audited annual consolidated financial statements of AzurRx BioPharma, Inc., as of and for the years ended December 31, 2020 and 2019, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 31, 2021 for the 2020 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Charter limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our Charter and Bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.pioneerpowersolutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.azurrx.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

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our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 24, 2021;

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our Current Report on Form 8-K, filed with the SEC on January 4, 2021 (as amended on January 13, 2021), January 5, 2021, January 8, 2021, February 16, 2021, February 25, 2021 and March 10, 2021 (other than any portion thereof deemed furnished and not filed);

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on August 8, 2016, including any amendment or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

             Shares of Common Stock
Underwriter Warrants to Purchase up to           Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

 H.C. Wainwright & Co.

July   , 2021